UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011 (March 9, 2011)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 9, 2011, Rurban Financial Corp. (“Rurban”) and its wholly-owned nonbank data services subsidiary, Rurbanc Data Services, Inc., dba RDSI Banking Systems (“RDSI”), entered into a Consent Order (the “Consent Order”) with the Board of Governors of the Federal Reserve System (the “FRB”) that directs RDSI to take certain actions to strengthen its financial condition and operations.  Rurban’s banking subsidiary, The State Bank and Trust Company, is not a party to the Consent Order.

The Consent Order specifies, among other conditions, that RDSI must strengthen board oversight of critical areas of operations, maintain appropriate capital levels, strengthen working capital management, and modify its strategic plan to improve earnings.  While the Consent Order remains in effect, RDSI is prohibited from declaring or paying any dividends to Rurban without the prior approval of the FRB, and Rurban is prohibited from making any capital investments in or loans to RDSI without the prior approval of the FRB.

The foregoing description of the Consent Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

As a result of the goodwill impairment charge described in Item 2.06 below, Rurban will report a  net loss of $14.56 million, or ($3.00) per diluted share, for the year ended December 31, 2010, and a net loss of $5.53 million, or ($1.14) per diluted share, for the fourth quarter ended December 31, 2010.  Prior to the determination of the goodwill impairment at RDSI, Rurban had reported in its earnings release issued on January 26, 2011, a net loss of $9.88 million, or ($2.03) per diluted share, for the year ended December 31, 2010, and a net loss of $853,000, or ($0.18) per diluted share, for the fourth quarter ended December 31, 2010.

Item 2.06.  Material Impairments.

On March 10, 2011, Rurban determined that, as a result of its annual impairment analysis and testing of goodwill pursuant to FASB Accounting Standards Codification Topic 350-20 (Intangibles – Goodwill and Other – Goodwill), it will record a pre-tax, non-cash charge of $4.68 million as of December 31, 2010, to reflect impairment of goodwill at RDSI.  Based upon an extensive review and consideration of various factors, including, without limitation, the loss of data and item processing customers of RDSI and the resulting decrease in the projected future revenues of RDSI, Rurban concluded that the implied fair value of RDSI’s goodwill was less than its carrying value as of December 31, 2010, which resulted in the impairment charge.

The goodwill impairment will be charged to Rurban’s earnings for the fourth quarter and year ended December 31, 2010.  The charge, however, will have no impact on Rurban’s cash, regulatory capital or liquidity.  The charge is not deductible for income tax purposes.

Item 7.01.  Regulation FD Disclosure.

On March 15, 2011, Rurban issued a press release regarding its and RDSI’s entry into the Consent Order.  A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such press release be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a)   Not Applicable

(b)   Not Applicable

(c)   Not Applicable

(d)   Exhibits

Exhibit No.	Description

10.1	Consent Order entered into by Rurban Financial Corp. and Rurbanc Data Services, Inc. with the Board of Governors of the Federal Reserve System on March 9, 2011

99.1	Press Release issued by Rurban Financial Corp. on March 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: March 15, 2011	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated March 15, 2011

Rurban Financial Corp.

Exhibit No.	Description

10.1	Consent Order entered into by Rurban Financial Corp. and Rurbanc Data Services, Inc. with the Board of Governors of the Federal Reserve System on March 9, 2011

99.1	Press Release issued by Rurban Financial Corp. on March 15, 2011